Exhibit 1

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                               RIGHTS AGREEMENT

                                by and between

                             JACOBSON STORES INC.

                                     and

                         NORWEST BANK MINNESOTA, N.A.

                                      as

                                 Rights Agent

                         Dated as of October 9, 1998


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                              TABLE OF CONTENTS


                                                                        Page
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PREAMBLE...................................................................1
Section 1.     Certain Definitions.........................................1
Section 2.     Appointment of Rights Agent.................................5
Section 3.     Issue of Rights Certificates................................5
Section 4.     Form of Rights Certificates.................................7
Section 5.     Countersignature and Registration...........................8
Section 6.     Transfer, Split Up, Combination and Exchange of
               Rights Certificates; Mutilated, Destroyed, Lost or
               Stolen Rights Certificates..................................8
Section 7.     Exercise of Rights; Purchase Price; Expiration
               Date of Rights..............................................9
Section 8.     Cancellation and Destruction of Rights Certificates........11
Section 9.     Reservation and Availability of Capital Stock..............11
Section 10.    Preferred Stock Record Date................................13
Section 11.    Adjustment of Purchase Price, Number and Kind
               of Shares or Number of Rights..............................13
Section 12.    Certificate of Adjusted Purchase Price or
               Number of Shares...........................................21
Section 13.    Consolidation, Merger  or Sale or Transfer of
               Assets or Earning Power....................................21
Section 14.    Fractional Rights and Fractional Shares....................24
Section 15.    Rights of Action...........................................25
Section 16.    Agreement of Rights Holders................................25
Section 17.    Rights Certificate Holder Not Deemed a Shareholder.........26
Section 18.    Concerning the Rights Agent................................26
Section 19.    Merger or Consolidation or Change of Name of
               Rights Agent...............................................27
Section 20.    Duties of Rights Agent.....................................27
Section 21.    Change of Rights Agent.....................................29
Section 22.    Issuance of New Rights Certificates........................30
Section 23.    Redemption.................................................30
Section 24.    Notice of Certain Events...................................32
Section 25.    Notices....................................................33
Section 26.    Supplements and Amendments.................................33
Section 27.    Successors.................................................34
Section 28.    Determinations and Actions by the Board of
               Directors, etc.............................................34
Section 29.    Benefits of this Rights Agreement..........................35
Section 30.    Severability...............................................35
Section 31.    Governing Law..............................................35
Section 32.    Counterparts...............................................35
Section 33.    Descriptive Headings.......................................35

Exhibit A - Form of Certificate of Designation, Preferences
                   and Rights of Series A Preferred Stock
Exhibit B - Form of Rights Certificate
Exhibit C - Summary of Rights to Purchase Series A Preferred Stock


                                      i

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                               RIGHTS AGREEMENT


                  THIS RIGHTS AGREEMENT is made as of October 9, effective as of October 25, 1998, between JACOBSON STORES INC., a Michigan corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., a national banking association (the "Rights Agent"), and replaces in its entirety the Rights Agreement between the Company and the Rights Agent dated October 4, 1988, which terminates October 25, 1998.

                                   PREAMBLE

                  The Board of Directors of the Company has authorized and declared a dividend of one Series A Preferred Stock Purchase Right (the "Rights") on each common share, $1 par value, of the Company (the "Common Shares") outstanding at the close of business on October 25, 1998 (the "Record Date"), and has authorized the issuance of one Right with respect to each new Common Share that shall become outstanding between October 25, 1998, and the earlier of the Distribution Date or the Expiration Date (as such terms are defined in Sections 3 and 7 hereof); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and before the Expiration Date in accordance with the provisions of Section 22 of this Rights Agreement. Each Right represents the right to purchase one one-hundredth of a share of Series A Preferred Stock, $1 par value, having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Preferred Stock"), attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.

                  ACCORDINGLY, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:


         Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding or was such a Beneficial Owner at any time after the date of this Rights Agreement, whether or not such Person continues to be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any corporation or other Person of which a majority of the voting power of the voting equity securities or a majority of the equity interest is owned, directly or indirectly, by the Company (each, a "Subsidiary"), (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or (iv) any Person or entity holding Common Shares for or pursuant to the terms of any such employee benefit plan. Notwithstanding the foregoing,



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                           (i) no Person shall be deemed to be an "Acquiring
         Person" as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person, together with all Affiliates and Associates of such Person, to 20% or more of the Common Shares then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding by reason of an acquisition of Common Shares by the Company and shall, after such share acquisition by the Company, become the Beneficial Owner of any additional Common Shares and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person shall, together with all Affiliates and Associates of such Person, be the Beneficial Owner of 20% or more of the Common Shares then outstanding, then such Person shall be deemed to be an Acquiring Person.

                           (ii) no Person shall be deemed to be an "Acquiring Person" if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares that the Board of Directors has specifically permitted, authorized or approved in advance, provided, however, that if after such permitted acquisition, such Person, together with all Affiliates and Associates of such Person, acquires additional Common Shares not so specifically permitted, authorized or approved in advance by the Board of Directors which, together with all Common Shares beneficially owned by the Person, together with all Affiliates or Associates of such Person, totals 20% or more of the Common Shares then outstanding, then such Person shall be deemed to be an Acquiring Person.

                           (iii) no Person shall be deemed to be an "Acquiring Person" if (A) in such Person's reports on Schedule 13G or Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such Person does not state any intention to, or reserve the right to, control or influence the control of the Company, (B) upon request of the Company, such Person certifies that such Person, together with all Affiliates and Associates of such Person, became the Beneficial Owner of 20% or more of the Common Shares then outstanding inadvertently or without knowledge of the terms of this Rights Agreement, (C) upon request of the Company, such Person agrees not to acquire any additional Common Shares, (D) the Board of Directors of the Company determines in good faith (upon approval by a majority of the Disinterested Directors) that such Person, who would otherwise be an Acquiring Person as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and (E) such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person, together with all Affiliates and Associates of such Person, is no longer the Beneficial Owner of 20% or more of the Common Shares then outstanding, then such Person shall not be deemed an Acquiring Person, unless and until such Person subsequently meets the definition of an Acquiring Person.

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                           (iv) no Person shall be deemed to be an "Acquiring
         Person" if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding as a result of an acquisition of Common Shares pursuant to a tender offer or exchange offer that is for all outstanding Common Shares (other than Common Shares held by the Person making the offer, or any Affiliate or Associate of such Person) at a price and on terms determined in good faith, before the purchase of shares under such tender offer or exchange offer, by at least a majority of the Disinterested Directors who are not officers of the Company to be (A) fair to shareholders (taking into account all factors that such directors deem relevant, including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value), and (B) otherwise in the best interests of the Company and its shareholders (other than any Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant (a "Permitted Offer").

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

                  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights that are subject to this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

                           (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act (the "Rules"), or (B) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in

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         accordance with, the applicable provisions of the Rules, in either case described in clause (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except as set forth in clauses (A) or (B) as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company.

Notwithstanding the foregoing, any agreement, arrangement or understanding (whether or not in writing), or any communications or discussions, among two or more Persons with respect to any matter relating to the management, operation or conduct of the business of the Company, and including discussing or agreeing on, or communicating with respect to, a position with respect to any such matter and communicating such discussion, communication, agreement or position to other Persons including shareholders of the Company or to the Company shall not constitute an "agreement, arrangement or understanding" for purpose of this Section l(c). Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially under this definition.

                  (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the state of the principal office of the Rights Agent are authorized or obligated by law or executive order to close.

                  (e) "Close of business" on any given date shall mean 5:00 p.m., local time in the city of the principal office of the Rights Agent, on such date; provided, however, that if such date is not a Business Day, it shall mean 5 p.m., local time in such city, on the next succeeding Business Day.

                  (f) "Common Shares" when used with reference to the Company shall mean the Common Shares, $1 par value, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                  (g) "Distribution Date" shall have the meaning set forth in
Section 3 hereof.

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                  (h) "Disinterested Director" shall mean (i) any member of
the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a nominee or representative of an Acquiring Person or of any Affiliate or Associate thereof, and was a member of the Board prior to the date of this Rights Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a nominee or representative of an Acquiring Person or of any Affiliate or Associate thereof, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Disinterested Directors.

                  (i) "Interested Shareholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

                  (i) "Person" shall mean any individual, firm, corporation, limited liability company, association, partnership, joint-venture, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (j) "Principal office" when referring to the office of the Rights Agent shall mean the office of the Rights Agent at which such Rights Agent conducts its shareholder services business.

                  (k) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (including, without limitation, the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such is made available to the public); provided that, if such person is determined not to have become an Acquiring Person pursuant to
Section 1(a), then no Shares Acquisition Date shall be deemed to have occurred.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions set forth in this Rights Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         Section 3.   Issue of Rights Certificates.

                  (a) Until the earlier of (i) the Shares Acquisition Date or
(ii) the close of business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of

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the Company or of any Subsidiary of the Company or any Person or entity holding Common Shares for or pursuant to the terms of any such employee benefit plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding Common Shares for or pursuant to the terms of any such employee benefit plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution Date," (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company); provided, however, that if a tender offer or exchange offer is terminated before the occurrence of a Distribution Date, then no Distribution date shall occur as a result of such tender offer or exchange offer. As soon as practicable after the Rights Agent is notified in writing by the Company of the occurrence of the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Rights Agent will send or cause to be sent, by first-class, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (the "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) On October 26, 1998, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Series A Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Shares as of the close of business on October 25, 1998, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding as of October 25, 1998, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificates representing Common Shares outstanding on October 25, 1998, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares issued after October 25, 1998, but prior to the earlier of the Distribution Date or the Expiration Date (as such terms are defined in this Section 3 and Section 7 hereof) shall also be deemed to represent the related Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Jacobson Stores Inc. (the "Company") and Norwest Bank Minnesota, N.A. (the "Rights Agent") dated as of October 9, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the

         Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement after receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after October 25, 1998 but before the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with Common Shares which are no longer outstanding.

         Section 4.   Form of Rights Certificates.

                  (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (the "Purchase Price"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are null and void as specified in Section 7 (e) of such Rights Agreement.

         Section 5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, each Rights Certificate's number, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                  (a) Subject to the provisions of Section 4(b), Section 7
(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date (as defined in Section 7(a) hereof), any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following an event described in Section 11(a)(ii) or Section 13(a) hereof, Common Shares, other securities, cash and/or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security (which may include a surety bond) reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                  (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on October 25, 2008 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock purchasable upon the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in the next sentence and in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below. Anything in this Rights Agreement to the contrary notwithstanding, in the event that at any time after the date of this Rights Agreement and before the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or
(ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common shares) into a greater or lesser number of Common Shares, then in any such case, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately before such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check , cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. If the Company is obligated to issue other securities or property (including Common Shares) of the Company pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities or property is available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Rights Agreement to the contrary, from and after the first occurrence of an event described in
Section 11(a)(ii), any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company other than upon the exercise thereof. At the option of the Rights Agent, the Rights Agent shall deliver all cancelled Rights Certificates to the Company within approximately one and one-half years after the cancellation date.

         Section 9.   Reservation and Availability of Capital Stock.

                  (a) The Company covenants and agrees that, until the occurrence of an event described in Section 11(a)(ii), it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of an event described in Section 11(a)(ii) or Section 13(a) hereof, out of its authorized and unissued Common Shares and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of an event described in Section 11(a)(ii) or Section 13(a) hereof, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) If the shares of Preferred Stock (and, following the occurrence of an event described in Section 11(a)(ii) or Section 13(a) hereof, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or association upon official notice of issuance upon such exercise.

                  (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of an event described in Section 11(a)(ii) or Section 13(a) hereof, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

                  (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  (e) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of an event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of (a) the date as of which the Rights are no longer exercisable for such securities, and (b) the date of the expiration of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Act (if required) shall have been declared effective.

        Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding business day on which the Preferred Stock (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the

         Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) In the event, any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Rights Agreement, become an Acquiring Person, then, and in each such case, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price, in accordance with the terms of this Rights Agreement, in lieu of shares of Preferred Stock, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately before the first occurrence of an event described in Section 11(a)(ii), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"), provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, upon the occurrence of an event listed above in this subparagraph (ii), any Rights that are or were on or after the earlier of the Distribution Date or the date any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Rights Agreement, become an Acquiring Person, beneficially owned by the Acquiring Person or any Associate or Affiliate of the Acquiring Person shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement. Any Rights Certificate issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or this Section 11 to any of the foregoing upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the legend set forth in Section 4(b) hereof.

                           (iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if two-thirds of the Disinterested Directors determine that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of Common Shares which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a) and the Rights become so exercisable, the Company shall): (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price,
         (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units or fractions of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (such shares, or units or fractions of shares, of preferred stock are referred to in this Rights Agreement as "common share equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a recognized expert selected by the Board of Directors of the Company; provided, however, if the Company shall be required to make adequate provision to deliver value pursuant to clause (B) above, and shall not have done so within thirty (30) days following the later of the first occurrence of an event described in Section 11(a)(ii) hereof or the first date that the right to redeem the Rights pursuant to Section 23 hereof, as such date may be amended pursuant to Section 26 hereof, shall expire, then the Company shall be obligated to deliver, upon the surrender for exercise of a Rights Certificate and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, securities and/or assets that in the aggregate have a value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not to more than ninety (90) days following the first occurrence of an event described in Section 11(a)(ii) hereof, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price of Common Shares (as determined pursuant to Section 11(d) hereof) on the later of the date of the first occurrence of an event described in Section 11(a)(ii) hereof and the first date that the right to redeem the Rights pursuant to Section 23 hereof, as such date may be amended pursuant to Section 26 hereof, shall expire and the value of any "Common Shares equivalents" shall be deemed to have the same value as the Common Shares on such date.

                  (b) In the event the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights, privileges and preferences as shares of Preferred Stock ("equivalent preferred stock")), or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In the event the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation, merger or other business combination in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock (as defined in Section 11(d)). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for ten (10) consecutive Trading Days (as such term is hereinafter defined) immediately following such date; provided, however, that in the event that the current per share market price of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights which are the subject of this Rights Agreement) or (B) any subdivision, combination or reclassification of such security, and prior to the expiration of thirty (30) Trading Days or ten (l0) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the security, the fair value of the security on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day. If the security is not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

                           (ii) For the purpose of any computation hereunder, the "current per share market price" of Preferred Stock shall be determined in the same manner as set forth in clause (i) of this
         Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this
         Section 11(d), the "current per share market price" of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Rights Agreement) multiplied by the current per share market price of the Common Shares. If neither the Common Shares nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Rights Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current per share market price" of Preferred Stock divided by 100.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Shares or the nearest one-millionth of a share of Preferred Stock or any other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b), (c), (g), (h), (i), (j), (k), and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share of Preferred Stock and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a share of Preferred Stock, Common Shares or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-hundredths of a share of Preferred Stock, Common Shares or other securities at such adjusted Purchase Price.

                  (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current per share market price, (iii) issuance wholly for cash of any shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

                  (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that does not violate Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that does not violate Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, business combination, sale or transfer there are any charter or bylaw provision or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) before, simultaneously with, or immediately after, such consolidation, merger, business combination, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates. The Company shall not consummate any such consolidation, merger, business combination, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

                  (o) The Company covenants and agrees that, after the Distribution Date, it will; not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge or such adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, on or following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, or enter into any other business combination with, any Interested Shareholder or, if in such merger, consolidation or other business combination all holders of Common Shares are not treated alike, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation, merger or other business combination, (y) the Company shall consolidate with, or merge with, or enter into any other business combination with, any Interested Shareholder or, if in such merger, consolidation or other business combination all holders of Common Shares are not treated alike, any other Person, and the Company shall be the continuing or surviving corporation of such consolidation, merger or other business combination (other than, in the case of any transaction described in (x) or (y), a merger, consolidation or other business combination which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately before such transaction continuing to represent (either by remaining outstanding or be being converted into securities of the surviving entity) all of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or other business combination and the holders of such securities not having changed as a result of such merger, consolidation or other business combination), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Shareholder or Interested Shareholders or, if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(o)), then, and in each such case (except as provided in Section 13(d)), proper provision shall be made so that
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Rights Agreement and in lieu of Preferred Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of an event described in clauses (x), (y) or (z) of this Section 13(a) (a "Section 13 Event") (or, if an event described in Section 11(a)(ii) has occurred prior to the Section 13 Event, multiplying the number of such one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of such an event described in Section 11(a)(ii) by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Rights Agreement) by (2) 50% of the current per share market price (determined pursuant to Section 11(d)(i) hereof) of the Common Shares of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

                    (b)    "Principal Party" shall mean

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger, consolidation or other business combination, and if no securities are so issued, the Person that is the other party to such merger, consolidation or other business combination (including, if applicable, the Company if it is the surviving corporation); and

                           (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13. In the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                  (c) After the Shares Acquisition Date, the Company shall not consummate any such consolidation, merger, business combination, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, business combination or sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party, at its own expense, shall

                           (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to
         (A) become effective as soon as practicable after such filing and
         (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                           (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate; and

                           (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or business combinations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of an event described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                  (d) Notwithstanding anything in this Rights Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly-owned Subsidiary of any such Person or Persons),
(ii) the price per Common Shares offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction described in this Section 13(d), all Rights hereunder shall expire.

         Section 14.  Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights that would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have otherwise been issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions in integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions in integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For purposes of this Section 14(b) , the current market value of one one-hundredth of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to

Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise divided by 100.

                  (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares, capital stock equivalents (other than shares of Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Shares, capital stock equivalents or other securities. In lieu of fractional shares or units of such Common Shares, capital stock equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) for the Trading Day immediately before the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a share of Preferred Stock.

                  (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any factional Rights or any fractional shares (other than fractions in integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of a Right, except as permitted by this Section 14.

           Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations hereunder and will be entitled to injunctive relief against actual or threatened violations of the obligations of any Person subject to this Rights Agreement.

         Section 16. Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accomplished by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must, subject to the good faith determination of its Board of Directors, use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or other distributions or to exercise preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.


         Section 19.  Merger or Consolidation or Change of Name of Rights
Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly set forth in this Rights Agreement, and no implied duties or obligations shall be read into this Rights Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any security) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Vice Chairman of the Board, a Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the rights becoming void pursuant to Section 7(e)) or any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Stock to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Vice Chairman of the Board, a Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith or any lack of action in accordance with the instructions of any such officer or for any delay in acting while waiting for those instructions.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with and receiving written instructions from the Company. The Rights Agent shall not be charged with knowledge that any Rights are null and void pursuant to the provisions of Section 7(e) unless the Rights Agent has received a written certificate to such effect from the Company.

                  (k) No provision of this Rights Agreement shall require the Rights Agent to independently determine whether any Right Certificate issued pursuant to this Rights Agreement is required pursuant to Section 4(b) to contain the legend specified in section 4(b) and the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of the failure of any Right Certificate to contain such legend other than a Right Certificate issued to a Person identified in a written certificate from the Company as an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state thereof in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights Certificate to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and before the Expiration Date, the Company (i) shall, with respect to Common Shares so issued and sold pursuant to the exercise of stock options or under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, including, without limitation, the Company's 6-3/4% Convertible Subordinated Debentures due 2011, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (a) the Company shall not be obligated to issue any such Rights Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (b) no Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.  Redemption.

                  (a) (i) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the earlier of
         (A) the date that any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Rights Agreement, become an Acquiring Person, or (B) the Final Expiration Date, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $0.0l per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); and

                      (ii) In addition, the Board of Directors of the Company may, at its option, at any time (A) following a period of 60 days after the later of (I) the occurrence of an event described in
         Section 11(a)(ii), and (II) the effective date of an appropriate registration statement under the Act pursuant to Section 9, but (B) before any Section 13 Event, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation, business combination or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating more than 50% of the earning power of the Company and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Shareholder or (y) (I) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 10% of the Common Shares, and (II) at the time of redemption no other Persons are Acquiring Persons;

provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses
(i) and (ii) below, then there must be Disinterested Directors then in office and such authorization shall require the concurrence of two-thirds of such Disinterested Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person; or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of such Person's Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of an event described in
Section 11(a)(ii) or Section 13(a) hereof unless, concurrent with such solicitation, such Person (or one or more of such Person's Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or by such Person's Affiliates or Associates). Neither the Board of Directors, the Disinterested Directors nor the Company shall have any liability to any Person as a result of the redemption of Rights pursuant to the terms hereof, other than the obligation of the Company to pay $0.01 per Right upon redemption.

                  (b) Immediately upon the date for redemption set forth (or determined in the manner specified) in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within 10 days after such date for redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, discharge all of its redemption obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Rights Agreement, and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent of the Common Shares, and upon such action, all outstanding Rights and Rights Certificates shall be null and void without any further action by the Company.

                  (c) The Company may, at its option, pay the Redemption Price either in Common Shares (based on the "current per share market price," as defined in Section 11(d), of the Common Share at the time of redemption) or cash; provided that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

         Section 24.  Notice of Certain Events.

                  (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation, merger or other business combination into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action to the extent feasible, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, business combination, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock whichever shall be the earlier.

                  (b) In case any of the events set forth in Section 11(a)(ii) of this Rights Agreement shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer also to Common Shares and/or, if appropriate, other securities of the Company.

                  (c) Notwithstanding anything in this Rights Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Agreement and no other notice need be given.

         Section 25. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                     Jacobson Stores Inc.
                                     3333 Sargent Road
                                     Jackson, Michigan 49201

                                     Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                     Norwest Bank Minnesota, N.A.
                                     161 North Concord Exchange
                                     South St. Paul, MN  55075

                                     Attention:   Administration Manager

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate or, if before the Distribution Date, to the holder of certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments. Prior to the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Disinterested Directors and shall require the concurrence of two-thirds of such Disinterested Directors if (A) such supplement or amendment occurs on or after the time a Person becomes an Acquiring Person, or (B) such supplement or amendment occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of an event described in Section 11(a)(ii) or Section 13(a) hereof unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or by its Affiliates or Associates), or
(iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless such supplement or amendment adversely affects the rights, obligations, duties or immunities of the Rights Agent under Section 18 or Section 20, in which case it may but shall not be required to execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         Section 27. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Rights Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect as of the date hereof. The Board of Directors of the Company (and, where specifically provided for herein, the Disinterested Directors) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, where specifically provided for herein, the Disinterested Directors), or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Disinterested Directors) in good faith (provided that the decision to redeem the rights shall be in the sole discretion of the Board or where specifically provided for herein, by the Disinterested Directors), shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board or the Disinterested Directors to any liability to the Company, holders of the Rights Certificates or any other party.

         Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any term provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable as a result of any requirement that decisions be made, or actions taken by, Disinterested Directors, or otherwise by excluding some directors of the Company from Board decisions, such provision shall be deemed modified to the extent necessary to make it valid and enforceable, to require that such decision be made, or action be taken by, the Company's Board of Directors.

         Section 31. Governing Law. This Rights Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                JACOBSON STORES INC.

By: /s/ Richard Z. Rosenfeld           By: /s/ P. Gerald Mills
    ------------------------               ---------------------
    Richard Z. Rosenfeld,                  P. Gerald Mills,
    Secretary                              Chairman of the Board

Attest:                                NORWEST BANK MINNESOTA, N.A.

By: /s/ Beverly Robinson               By: /s/ Nancy Rosengren
    ------------------------               ---------------------
                                       Title:  Vice President
                                              ------------------

                                                                    Exhibit A

                                   FORM OF
                 CERTIFICATE OF DESIGNATION, PREFERENCES AND
                          RIGHTS OF PREFERRED STOCK

                                      of

                             JACOBSON STORES INC.

                        Pursuant to Section 302 of the
                      Michigan Business Corporation Act


                  We, J. R. FOWLER, Chairman of the Board, and RICHARD Z. ROSENFELD, Secretary, of JACOBSON STORES INC., a corporation organized and existing under the Michigan Business Corporation Act (the "Corporation"), in accordance with the provisions of Section 302 thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors on October 4, 1988, adopted the following resolution: .

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, $1 par value, of the Corporation and hereby states the designation and number of shares, and voting power, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as follows:


         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Preferred Stock") and the number of shares constituting such series shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors.


         Section 2.   Dividends And Distributions.

                  (A) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cumulative preferential dividends in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $11 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $1 par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, as the case may be, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $11 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of the Restated Articles of Incorporation of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive, from the assets of the Corporation available for distribution to shareholders, an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment plus an amount equal to the greater of (a) $22 per share or (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to l00 times the aggregate amount to be distributed per share to holders of shares of Common Stock. All such preferential amounts shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of shares of any class of stock ranking junior to the Preferred Stock as to assets, or the holders of shares of any series of preferred stock ranking junior as to assets to shares of Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the next preceding sentence of this Section shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.


         Section 4. Redemption. The shares of Preferred Stock shall not be redeemable.


         Section 5. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) (i) If at any time dividends on any Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, shall have the right to elect two (2) Directors.

                      (ii) During any default period, such voting right
                  of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 5(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of Preferred Stock as hereinafter provided to increase in certain cases the authorized number of Directors shall be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided.

                      (iii) Unless the holders of Preferred Stock shall,
                  during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
                  (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                      (iv) In any default period the holders of Common
                  Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 5) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                      (v) Immediately upon the expiration of a default
                  period, (x) the right of the holders of Preferred stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph
                  (C)(ii) of this Section 5 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 6.   Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                           (iii) purchase or otherwise acquire for
                  consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 6, purchase or otherwise acquire such shares at such time and in such manner.


         Section 7. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 8. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) , as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


         Section 9. Amendment. The Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Preferred Stock, voting together as a single class.


         Section 10. Fractional Shares. The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of the Preferred Stock.


                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury.


Dated: October 7, 1988
                                            /s/  J. R. Fowler
                                            ------------------------------
                                            J. R. Fowler
                                            Chairman of the Board


                                            /s/ Richard Z. Rosenfeld
                                            ------------------------------
                                            Richard Z. Rosenfeld
                                            Secretary

                         [Form of Rights Certificate]               Exhibit B
Certificate No. ________                                      ________ Rights

         NOT EXERCISABLE AFTER OCTOBER 25, 2008, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0l PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID AS SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*<F1>

                              RIGHTS CERTIFICATE

                             JACOBSON STORES INC.

         This certifies that ________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of October 9, 1998 (the "Rights Agreement") between JACOBSON STORES INC., a Michigan corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., local time in the city of the office of the Rights Agent designated for such purpose, on October 25, 2008, unless the Rights evidenced hereby shall have been previously redeemed by the Company, at such office of the Rights Agent designated for such purpose, or such office of any successor Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series A Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $100 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a share of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share of Preferred Stock set forth above, are the number and Purchase Price as of October 25, 1998, based on the Preferred Stock as constituted at such date.

<F1>
--------
* The portion of the legend in brackets shall be inserted only if applicable.

         Upon the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee before or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement.

                  As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, and the obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock or other securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at the redemption price of $0.0l per Right (subject to adjustment as provided in the Rights Agreement). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of two-thirds of the Disinterested Directors.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________________ .


[SEAL]

ATTEST                                   JACOBSON STORES INC.


________________________________         By ________________________________
Secretary
                                                  Its ______________________


                                         Countersigned:

                                         NORWEST BANK MINNESOTA, N.A.

                                         By ________________________________

                                                  Title ____________________

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT

                 (To be executed by the registered holder if
                  such holder desires to transfer the Rights
                                Certificate.)

                  FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto

-----------------------------------------------------------------------------
                (Please print name and address of transferee)


-----------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the Rights Certificate on the books of the Company, with full power of substitution.

Dated:_________________________ , 19__

                                             _______________________________
                                             Signature

Signature Guaranteed:
The signature should be guaranteed
by an eligible institution (Banks,
Stockbrokers, Savings and Loan
Associations and Credit Unions with
membership in an approved signature
guarantee medallion program).


                                 CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: ______________________

                                             _______________________________
                                             Signature


Signature Guaranteed:
The signature should be guaranteed by
an eligible institution (Banks,
Stockbrokers, Savings and Loan
Association and Credit Unions with
membership in an approved signature
guarantee medallion program).

                                    NOTICE

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                 (To be executed by the registered holder if
            such holder desires to exercise the Rights represented
                         by this Rights Certificate.)


To the Rights Agent:

                  The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Rights Certificate to purchase Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

-----------------------------------------------------------------------------
                       (Please print name and address)

-----------------------------------------------------------------------------
Please insert social security or other tax identifying number: ______________

                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of remaining Rights shall be registered in the name of and delivered to:

-----------------------------------------------------------------------------
                       (Please print name and address)

-----------------------------------------------------------------------------
Please insert social security or other tax identifying number: ______________

Dated: ___________________________

                                                  __________________________
                                                  Signature

Signature Guaranteed:
The signature should be guaranteed by
an eligible institution (Banks,
Stockbrokers, Savings and Loan
Associations and Credit Unions with
membership in an approved signature
guarantee medallion program).

                                 CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).


Dated: _________________________

                                             _______________________________
                                             Signature

Signature Guaranteed:
The signature should be guaranteed
by an eligible institution (Banks,
Stockbrokers, Savings and Loan
Associations and Credit Unions with
membership in an approved signature
guarantee medallion program).

                                    NOTICE

                  The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    Exhibit C

                        SUMMARY OF RIGHTS TO PURCHASE
                           SERIES A PREFERRED STOCK

On August 27, 1998, the Board of Directors of Jacobson Stores Inc. (the "Company"), declared a dividend of one Series A Preferred Stock Purchase Right (a "Right"), on each outstanding common share, $1 par value (the "Common Shares"), of the Company. The dividend is payable to the shareholders of record at the close of business on October 25, 1998 (the "Record Date") and with respect to Common Shares issued thereafter until the Distribution Date (as defined below). Each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, $1 par value (the "Preferred Stock"), of the Company at a price of $100 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will become exercisable and separate from the Common Shares upon the earlier to occur of: (i) the first date of public announcement that a person or group of affiliated or associated persons, other than the Company, any subsidiary, or an employee benefit plan of the Company, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (except pursuant to a Permitted Offer, as defined hereafter, certain acquisitions of Common Shares by the Company, certain inadvertent acquisitions, and certain acquisitions specifically permitted by the Company's Board of Directors) or (ii) 10 days (or such later date as the Company's Board of Directors may determine) following the commencement of, or a public announcement of an intention to commence (which remains in effect for five business days) a tender offer or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person (as defined hereafter), the earlier of such dates being called the "Distribution Date". A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause ( i) above is an "Acquiring Person". The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date".

The Rights Agreement also provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any certificates for Common Shares, with or without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and, thereafter, such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on October 25, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company as described below.

In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms which a majority of the Company's Disinterested Directors who are not officers of the Company determines to be fair to shareholders and otherwise in the best interests of the Company and its shareholders, other than the Acquiring Person, (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise, at the then current exercise price of the Right, that number of Common Shares (or in certain circumstances, one one-hundredths of a share of Preferred Stock or other securities, property or assets of the Company) having an average market value during a specified time period equal to two times the exercise price of such Right. In other words, the Rights holders, other than the Acquiring Person and certain others, may purchase Common Shares at a 50% discount. Notwithstanding the foregoing, following the occurrence of a person becoming an Acquiring Person, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will immediately become null and void.

Alternatively, in the event that, at any time on or following the Shares Acquisition Date, (i) the Company is a party to a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately before the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power are sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person affiliate or associate, or, any other person if in such transaction all holders of Common Shares are not treated alike, then each holder of a Right (except Rights that have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, at the then current exercise price of the Right, common shares of the acquiring or surviving company having an average market value during a specified time period equal to two times the exercise price of the Right. In other words, the Rights holders, other than the Acquiring Person and certain others, may purchase the acquiring or surviving company's common shares at a 50% discount.

The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock, Common Shares, or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the exercise price of the Rights are also subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, before the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company will not be required to issue fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) or fractional Common Shares and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on, or an average price ending immediately before, the last trading date before the date of exercise.

At any time before the earlier to occur of (i) a person becoming an Acquiring Person, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Additionally, until 60 days after the later of the date holders of Rights begin to have Flip-In Rights and the effective date of a registration statement under the Securities Act of 1933 with respect to securities issuable upon exercise of such Flip-In Rights, but before holders of Rights begin to have Flip-Over Rights, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price; provided that such redemption is (i) in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person, or (ii) at a time when no other persons are Acquiring Persons and the Acquiring Person is not the beneficial owner of 10% of the Common Shares. The Redemption Price may, at the option of the Company, be paid in cash or Common Shares. Under certain circumstances the decision to redeem shall require the concurrence of two-thirds of the Disinterested Directors (any member of the Board prior to the date of the Rights Agreement, and any person subsequently elected to the Board if such person is recommended or approved by a majority of the Disinterested Directors, excluding the Acquiring Person, affiliate or associate). Immediately upon the date for redemption set in a resolution of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders will recognize taxable income if the Rights are redeemed and may, depending on the circumstances, recognize taxable income when the Rights become exercisable or are exercised. Shareholders are encouraged to consult their own tax advisors concerning the tax treatment in their particular situation.

The provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the Rights holders, except that no amendment to adjust the time period regarding redemption shall be made at a time when the Rights are not redeemable. From and after the Distribution Date no amendment may be adopted which adversely affects the interests of the Rights holders (excluding the Acquiring Person).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights Plan is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.